CONSULTANCY AGREEMENT


     CONSULTANCY AGREEMENT (the "Agreement") dated as of July 31, 1996 (the "Effective Date") by and between Atlantic Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Dr. Yuichi Iwaki, M.D., Ph.D. ("Consultant").

     WHEREAS the Company desires that it be able to call upon the experience and knowledge of Consultant for consultation services and advice;

     WHEREAS Consultant is willing to render such services to the Company on the terms and conditions hereinafter set forth in this Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

     1. Term of Agreement. Commencing on the Effective Date (as defined above), Consultant shall be retained by the Company for a period of three years, which shall be renewable upon agreement of the parties for additional one year periods. The initial period and any extensions or renewals thereof shall constitute the "Consulting Term."

     2. Position and Responsibilities. Consultant hereby agrees to serve as a consultant to the Company and to render such advice and services to the Company as may be reasonably required by the Company including, without limitation, advising the Company with respect to the direction of the Company's research and product development and business development activities. During the Consulting Term, Consultant shall report directly to the President and/or Chief Executive Officer of the Company.

     3. Compensation. The Company shall pay Consultant at a rate of $2,500 per month payable on the last day of each calendar month.

     4. Expenses. Consultant shall be reimbursed in accordance with the policies of the Company for necessary and reasonable business expenses incurred by Consultant in connection with performance of his duties hereunder.

     5. Termination. This Agreement and Consultant's retention hereunder may be terminated prior to the end of the Consulting Term for any reason upon thirty days' written notice by either party.

     6. Confidentiality. Consultant recognizes and acknowledges that in the course of his duties Consultant may receive confidential or proprietary information owned by the Company, or other third parties with whom the Company has an obligation of confidentiality. Therefore, during and after the Consulting Term, Consultant agrees to


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keep confidential and not disclose or use (except in connection with the fulfillment of his consulting duties to the Company under this Agreement) all confidential or proprietary information owned by, or received by or on behalf of the Company. "Confidential Information" shall include, but shall not be limited to, confidential or proprietary scientific or technical information or data, business plans, trade secrets, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company. "Confidential Information" shall not include, however, information in the public domain, information disclosed to Consultant by a third party entitled to disclose it without any obligation of confidentiality, or information already known to Consultant prior to its receipt.

     7. Non-Solicitation. During the term of this Agreement and for a period of one year thereafter, Consultant shall not directly or indirectly employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any person whom he knows to be an employee of the Company or any parent, subsidiary or affiliate of the Company.

     8. Ownership of Inventions. In consideration for the compensation paid to the Consultant by the Company in paragraph 3 of this Agreement, Consultant hereby assigns to the Company all his right, title and interest in all inventions and intellectual property that arise from his consulting activities for the Company hereunder, and agrees to cooperate fully in the prosecution of any patent application resulting from any such invention, at the expense of the Company, which cooperation shall include executing any necessary documents in connection therewith.

     9. Specific Performance. Consultant acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of paragraphs 6 through 8 would be inadequate and, in recognition of this fact, Consultant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

     10. Representation of Consultant; Use of Name. Consultant hereby represents that his current principal place of employment has received disclosure as to Consultant's acting as a Chairman of the Scientific Advisory Board of the Company and of the duties required of Consultant under this Agreement, and that such employer consents fully to Consultant's execution of this Agreement and the position that he will hold. Consultant further represents that there are no binding agreements to which he is a party or by which he is bound forbidding or restricting his activities herein. In addition, Consultant and his current employer consent to the use of their names in various reports, brochures or other documents produced by or on behalf of the Company, including any and all documents filed with the Securities and Exchange Commission.


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     11.  Consultant Not an Employee. The Company and Consultant hereby acknowledge and agree that Consultant shall perform the services hereunder as an independent contractor and not as an employee of the Company. Consultant agrees that he will file his own tax returns on the basis of his status as an independent contractor for the reporting of all income, social security, employment and other taxes due and owing on the consideration received by him under this Agreement and that he is responsible for the payment of such taxes. Similarly, Consultant shall not be entitled to benefits specifically associated with employment status, such as medical, dental and life insurance, stock or stock options of the Company and shall not be entitled to participate in any other employer benefit programs. As an independent contractor, Consultant acknowledges, understands and agrees that he is not, and shall not represent himself to third parties as being, the agent or representative of the Company nor does he have, and shall not represent himself to third parties as having, power or authority to do or take any action for or on behalf of the Company, as its agent, representative or otherwise, except as specifically herein set forth. Consultant agrees to defend, indemnify and hold Company harmless from any and all claims made by any entity on account of an alleged failure by Consultant to satisfy any tax or withholding obligations.

     12.  Miscellaneous.

          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

          (b) Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the retention of Consultant by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

          (c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          (d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          (e) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

          (f)  Counterparts; Effectiveness. This Agreement may be signed


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in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     13. Entire Agreement. This Agreement constitutes the entire understanding between the parties.

     IN WITNESS THEREOF, the undersigned have duly executed this Agreement as of the date first written below:



                                        ATLANTIC PHARMACEUTICALS, INC.



July __, 1996                           _______________________________
                                        J.D. Lindjord
                                        President and Chief Executive Officer


                                        "CONSULTANT"



July __, 1996
                                        ________________________________
                                        Yuichi Iwaki, M.D., Ph.D.


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